Exhibit 99.1

CorEnergy Schedules 2015 Annual Stockholders Meeting

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo.--(BUSINESS WIRE)—March 18, 2015 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") announced today that its 2015 Annual Meeting will be held on Tuesday, May 19, 2015 at 10:00 a.m. Central Time. The meeting will be held at 1100 Walnut Street, Kansas City, Missouri in the Marquise room on the fourth floor. The Board of Directors has established April 6 as the record date for determining stockholders entitled to vote at the Annual Meeting.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy, the first publicly listed energy infrastructure Real Estate Investment Trust (REIT), primarily owns assets in the midstream and downstream U.S. energy sectors that perform utility-like functions, such as pipelines, storage terminals, and transmission and distribution assets. Our objective is to provide stockholders with a stable and growing cash dividend, supported by long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.corridortrust.com.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Debbie Hagen, 877-699-CORR (2677)
info@corridortrust.com